UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38045	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2020, Neurotrope, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors and certain pre-existing high net worth individual investors (the “Purchasers”). Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to the Purchasers in a registered offering an aggregate of 18,000 shares of its newly designated Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) (which are convertible into a total of 10,909,100 shares of common stock) and Series H warrants to purchase up to an aggregate of 10,909,100 shares of common stock for an aggregate purchase price of approximately $18 million (the “Offering”). The warrants will be exercisable at a price of $1.65 per share immediately upon issuance. They will feature a five-year term and a right by the Company, in certain circumstances, to call for the cancellation of up to 50% of the shares of common stock underlying such warrants for consideration equal to $0.0001 per share of underlying common stock in the event the value weighted average price of the Company’s common stock exceeds $5.00 for each of 10 consequence trading days in a 30-day calendar period. The Series D Preferred Stock and the Series H warrants will be immediately separable and will be issued separately. The net proceeds to the Company from the offering are expected to be approximately $16.4 million, after deducting placement agent fees, financial advisory fees and estimated offering expenses payable by the Company. The offering is expected to close on or about January 23, 2020, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, termination provisions, and other obligations and rights of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The offering of Series D Preferred Stock and Series H warrants was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-217089), previously filed with and declared effective by the Securities and Exchange Commission, and a prospectus supplement thereunder. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. relating to the legality of the issuance and sale of the securities in the offering is attached to this report as Exhibit 5.1. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the offering, on January 22, 2020, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) establishing and designating the rights, powers and preferences of the Series D Preferred Stock. The Company designated 18,000 shares of Series D Preferred Stock. Pursuant to the Series D Certificate of Designation, the holders of the Series D Preferred Stock are entitled, among other things, to the right to participate in any dividends and distributions paid to common stockholders on an as-converted basis. The Series D Preferred Stock has no voting rights except as required by law. The Series D Preferred Stock will be convertible at any time and from time to time without the payment of additional consideration into shares of the Company’s common stock at a conversion price of $1.65 per share, subject to certain adjustments and has a stated value of $1,000 per share of Series D Preferred Stock. In the event of any liquidation or dissolution of the Company, the Series D Preferred Stock will rank junior to the Company's Series C Preferred Stock and any other class of preferred stock of senior rank to the Series D Preferred Stock, senior to any other class of preferred stock and to the Company’s common stock in the distribution of assets, to the extent legally available for distribution.

Pursuant to an advisory consulting agreement (the “Advisory Agreement”), the Company engaged Katalyst Securities LLC (“Katalyst”) as advisory financial consultant in connection with the registered direct offering. The Company agreed to pay to Katalyst a consulting fee of $1,350,000, plus reimbursement of up to $50,000 in legal expenses. In addition, Katalyst shall receive warrants to purchase 200,000 shares of common stock. Such warrants will have the same terms as the warrants issued to the investors in the offering.

The foregoing descriptions of the Purchase Agreement, the Series D Certificate of Designation, Series H warrants and the Advisory Agreement are not complete and are qualified in their entireties by reference to the full text of the form of Purchase Agreement, Series D Certificate of Designation, form of Series H warrant and Advisory Agreement, copies of which are attached to this report as Exhibit 10.1, 3.1, 4.1 and 10.2, respectively.

The Company issued a press release in connection with the offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the warrants to be issued to the placement agent is incorporated by reference into this Item 3.02.

The placement agent warrants described in Item 1.01 above shall be issued pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosures in Item 1.01 of this Form 8-K regarding the Series D Preferred Stock and Series D Certificate of Designation is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2020, the Company filed the Series D Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation, effective as of January 22, 2020, establishes and designates the Series D Preferred Stock and the rights, preferences, privileges and limitations thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Series D Preferred Certificate of Designation

4.1	Form of Series H Common Stock Purchase Warrant

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

10.1	Form of Securities Purchase Agreement

10.2	Consulting Advisory Agreement dated as of January 22, 2020, by and between the Company and Katalyst Securities, LLC

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: January 23, 2020	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and Treasurer

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